UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[   ]Preliminary Information Statement

[   ]Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]Definitive Information Statement

BIGFOOT PROJECT INVESTMENTS INC.

(Name of Registrant As Specified In Its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Payment of Filing Fee (Check the appropriate box):

[X]No fee required

[   ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)Title of each class of securities to which transaction applies: Common Stock, $0.001 par value per share

(2)Aggregate number of securities to which transaction applies: N/A.

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction: N/A

(5)Total fee paid: N/A

[   ]Fee paid previously with preliminary materials.

[   ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: $0

(2)Form, Schedule or Registration Statement No.: N/A

(3)Filing Party: N/A

(4) Date Filed: N/A

BIGFOOT PROJECT INVESTMENTS INC.

570 El Camino Real #150

Redwood City, CA 94063

(415) 518-8494

NOTICE OF WRITTEN CONSENT TO ACTION BY STOCKHOLDERS

December 12, 2017

This notice and the accompanying Information Statement is being furnished to the stockholders of Bigfoot Project Investments Inc., a Nevada corporation (the “Company” or “us” or “we” or “our”), with respect to a written consent to action received on November 28, 2017 from the holders of 56.2% of the 296,319,199 issued and outstanding shares of the Company’s Common Stock adopting resolutions approving the following corporate actions:

1.To increase the authorized shares of common stock issued and outstanding pursuant to Section 78.207 of the Nevada Revised Statutes; and

2.To amend and restate the Company’s Articles of Incorporation as set forth in the Amended and Restated Articles of Incorporation attached to and forming a part of the accompanying Information Statement (the “Amended and Restated Articles”).

The Amended and Restated Articles include the addition of certain provisions that may, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company without further vote or action by the stockholders and could adversely affect the voting and other rights of the holders of our Common Stock.

Only Company stockholders of record at 8:00 a.m. PST on November 10, 2017 are entitled to receive the accompanying Information Statement.

The Amended and Restated Articles will become effective on the earlier of (i) 21 days from the date the accompanying Information Statement is first mailed to the stockholders or (ii) such later date as approved by our Board of Directors, in its sole discretion. The Amended and Restated Articles will become effective upon the effective date of their filing with the Nevada Secretary of State as set forth therein.

Your vote or consent is not requested or required, and our Board of Directors is not soliciting your proxy. Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action. The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve these matters.

The accompanying Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Carmine T. Biscardi

Name: Carmine T. Biscardi

Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BIGFOOT PROJECT INVESTMENTS INC.

570 El Camino Real #150

Redwood City, CA 94063

(415) 518-8494

INFORMATION STATEMENT

Date first mailed to stockholders: December 12, 2017

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

INTRODUCTION

This information statement (this “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Bigfoot Project Investments Inc., a Nevada corporation (the “Company” or “us” or “we” or “our”), solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended, that the holders of a majority of the outstanding shares of our Common Stock have executed a written consent to action approving certain corporate actions described herein.

The proposed corporate actions were approved by resolution of our Board of Directors on November 28, 2017. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the proposed corporate actions as quickly as possible, our Board of Directors resolved to proceed with the corporate actions by obtaining a written consent to action from stockholders holding a majority of the voting power of the Company.

This Information Statement is dated December 12, 2017 and is first being mailed to stockholders on or about December 12, 2017. Only stockholders of record at 8:00 a.m. PST on November 10, 2017 (the “Record Date”) are entitled to receive this Information Statement.

INFORMATION CONCERNING THE PROPOSED CORPORATE ACTIONS

1.PROPOSAL TO INCREASE THE ISSUED AND OUTSTANDING COMMON SHARES

The number of issued and outstanding shares of the Company’s Common Stock will be increased from 400,000,000 shares to 500,000,000 shares at 5:00 p.m. PST on the effective date of the filing with the Nevada Secretary of State of a Certificate to Accompany Restated Articles or Amended and Restated Articles (the “Certificate of Amended and Restated Articles”) with the Amended and Restated Articles attached thereto (the “Effective Date”).

The additional shares of Common Stock will have rights identical to the currently outstanding Common Stock and their authorization will not affect the rights of the holders of currently outstanding Common Stock. However, if additional shares of Common Stock are actually issued, any such issuance would have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock.

The Board of Directors believes that the increase in authorized common stock will make the Company’s capital structure more appealing to prospective investors and thereby facilitate the raising of capital through equity financings. If the market price of our Common Stock declines after the implementation of the increase of authorized common stock, then the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the increase.

We currently have 400,000,000 authorized shares of Common Stock. As of November 10, 2017, 296,319,199 shares of common stock were issued and outstanding.

The principal purpose to authorize additional shares of Common Stock is to provide us with (i) sufficient shares to satisfy all of our obligations under outstanding convertible securities, (ii) additional financial flexibility to issue Common Stock for purposes which may be identified in the future, including, without limitation, to distribute Common Stock to stockholders pursuant to stock splits and/or stock dividends, to raise equity capital, to provide sufficient shares for issuance under any stock option plan, to adopt additional equity incentive plans or reserve additional shares for issuance under such plans, to make acquisitions through the use of Common Stock, or to raise sufficient additional capital to qualify to have our common stock quoted on NASDAQ or listed on an exchange, and to effect other corporate transactions. The availability of additional shares of common stock is particularly important if the Board of Directors needs to undertake any of the foregoing actions on an expedited basis.

An increase in the number of authorized shares of Common Stock would enable the Board of Directors to avoid the time (and expense) of seeking Stockholder approval in connection with any such contemplated action. The Board of Directors does not intend to solicit further Stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or the rules of any stock exchange upon which our securities may be listed. As of the date hereof, except as disclosed above, we do not have any plans, proposals, or arrangements, written or otherwise, to issue any of the newly available authorized shares. Approval of the proposal does not mean that we will necessarily enter into such transactions, but our Board believes that it may make us a more attractive candidate for a corporate transaction for financing. No assurance can be given that approval of this proposal will lead to a corporate transaction or significant financing. The holders of our Common Stock do not have preemptive rights to purchase any shares issued in the future.

The proposed increase in the authorized number of shares of Common Stock could have a variety of effects on our Stockholders depending upon the exact nature and circumstances of any actual issuances of such authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a Stockholder's investment. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of our Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a Stockholder's investment could be adversely affected.

Your attention is directed to the table below which sets forth the number of shares of Common Stock that would be available for issuance once this Action is implemented.

Common Stock
Shares currently authorized	400,000,000
Shares currently outstanding - fully diluted	296,319,199
Additional shares currently available for issuance	103,680,801
Shares authorized once Common Stock increase is implemented	500,000,000
Shares currently outstanding - fully diluted	296,319,199
Additional shares that can be issued once Common Stock increase is implemented	203,680,199

2.PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

Our Board of Directors has determined that the current Articles of Incorporation of the Company are inadequate for our current and anticipated future needs. Therefore, on November 28, 2017, the Board of Directors resolved that it would be in the best interests of the Company and its stockholders to amend and restate the Articles of Incorporation of the Company in the form of the Amended and Restated Articles of Incorporation attached hereto (the “Amended and Restated Articles”).

There only difference between the current Articles of Incorporation of the Company and the Amended and Restated Articles, is as follows:

FOURTH: Increase the number of authorized shares of common stock from 400,000,000 authorized .001 par value shares of common stock to 500,000,000 authorized .001 par value shares of common stock.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSALS

The Amended and Restated Articles will result in an increase in the number of authorized but unissued shares of our Preferred Stock. Under certain circumstances this could have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our stockholders. The effective increase in the number of authorized but unissued shares of our Common Stock and/or the increase of the number of authorized but unissued shares of our Preferred Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempt, the effective increase in the number of authorized but unissued shares of our Common Stock and/or the increase in the number of authorized but unissued shares of our Preferred Stock may limit the opportunity for the Company’s stockholders to dispose of their shares at a higher price than may be available in a takeover attempt or under a merger proposal. Furthermore, the effective increase in the number of authorized but unissued shares of our Common Stock and/or the increase in the number of authorized but unissued shares of our Preferred Stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position and place it in a better position to resist changes that stockholders may desire to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors did not approve the increase in authorized shares to be used as a type of anti-takeover device.

In addition to the potential anti-takeover effects of an effective increase in the number of authorized but unissued shares of our Common Stock and/or the increase in the number of authorized but unissued shares of our Preferred Stock, certain provisions of the Amended and Restated Articles also could be used by management of the Company to prevent, delay or defer a transaction that might provide an above-market premium that is favored by a majority of the independent stockholders without further vote or action by the stockholders.

While the aforementioned provisions of the Amended and Restated Articles may be deemed to have possible anti-takeover effects, their approval and adoption was not prompted by any specific takeover threat currently perceived by management, and neither our management nor our Board of Directors views any provision of the Amended and Restated Articles as an anti-takeover mechanism. Except for the potential effects of the aforementioned provisions, there are no anti-takeover provisions in the Amended and Restated Articles, the Bylaws or other governing documents of the Company, and the Board of Directors currently has no plan to adopt any proposal or to enter into any other arrangement that may have material anti-takeover consequences.

APPROVAL OF THE PROPOSED CORPORATE ACTIONS

Under Section 78.207 of the Nevada Revised Statutes, the Board of Directors may increase the number of authorized shares if: (a) the board of directors adopts a resolution setting forth the proposal to increase the number of authorized shares of a class or series; and (b) the proposal is approved by the vote of stockholders holding a majority of the voting power.

Under Section 78.390(1) of the Nevada Revised Statutes, every amendment to the Company’s Articles of Incorporation must first be adopted by a resolution of the Board of Directors and must then be approved by stockholders entitled to vote on any such amendment. Under Section 78.390(1) of the Nevada Revised Statutes and the Company’s Bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company’s Articles of Incorporation.

Under Section 78.390(2) of the Nevada Revised Statutes, if any amendment to the Company’s Articles of Incorporation would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof.

Pursuant to Section 78.320 of the Nevada Revised Statutes, unless otherwise provided in the Company’s Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Under Section 78.320 of the Nevada Revised Statutes, an action authorized by written consent does not require a meeting of stockholders to be called or notice thereof to be given.

Our Board of Directors adopted resolutions on November 28, 2017 (the “Record Date”) setting forth for approval by stockholders the proposed corporate actions. At that time, the Company’s authorized capital consisted of 400,000,000 shares of Common Stock, $0.001 par value per share, of which 296,319,199 shares were issued and outstanding. On the Record Date, only the Company’s Common Stock carried voting rights with each outstanding share of Common Stock entitling the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders. Accordingly, the Board of Directors submitted for approval both the proposal to increase the number of authorized common stock and the proposal to adopt and put into effect the Amended and Restated Articles to the vote of the holders of the issued and outstanding shares of Common Stock.

On the Record Date, the Company’s stockholders present to vote held approximately 56.2% of the issued and outstanding shares of Common Stock, representing a majority of the voting power of our stockholders holding Common Stock. All of these stockholders voted in favor of the proposed corporate actions by written consent on the Record Date. Such vote constituted approval of the proposed corporate actions by 56.2% of the issued and outstanding shares of Common Stock. Since these stockholders had sufficient voting power to approve the corporate actions through their ownership of capital stock of the Company, no consent or approval of the corporate actions by any other stockholder was solicited.

The Company has obtained all necessary corporate approvals in connection with the proposed corporate actions, and your consent is not required and is not being solicited in connection with the approval of the corporate actions. No vote or other action is requested or required on your part.

EFFECTIVE DATE

The proposed corporate actions will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders or (ii) such later date as approved by our Board of Directors, in its sole discretion. Both the increase in authorized common stock and the Amended and Restated Articles will become effective upon the effective date of the filing with the Nevada Secretary of State of a Certificate to Accompany Restated Articles or Amended and Restated Articles (the “Certificate of Amended and Restated Articles”) as set forth therein with the Amended and Restated Articles attached thereto (the “Effective Date”) pursuant to Section 78.403 of the Nevada Revised Statutes. The Board of Directors may revoke any proposed corporate action before it is acted on without further approval of the stockholders if the Board of Directors determines that the action no longer is in the best interests of the Company and its stockholders.

DISSENTERS’ RIGHTS

Neither the Articles of Incorporation of the Company, nor the Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the aforementioned corporate actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth sets forth information regarding the number of shares of Common Stock beneficially owned on the Record Date, by:

•each person who is known by us to beneficially own 5% or more of the Common Stock;
•each of our directors and named executive officers; and
•all of our directors and executive officers, as a group.

Unless otherwise indicated, the Common Stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the home of such holder, as well as entities owned or controlled by such holder, and also includes shares subject to options to purchase our Common Stock exercisable within 60 days after the Record Date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to their shares.

Name and Address of Stockholders*	Shares Beneficially Owned	Percentage Ownership**

Carmine T. Biscardi, CEO, Dir.	140,465,000	47.4%
William F. Marlette, Dir.	23,250,000	7.85%
Sara Reynolds, CFO, Dir.	11,175,500	3.77%
C. Thomas Biscardi, Jr., President and Dir.	14,750,000	4.98%
Officers and Directors as a Group	189,640,500	64.00%

*Each stockholder’s address is c/o Bigfoot Project Investments Inc. 570 El Camino Real #150, Redwood City, CA 94063.

**Percent of class is calculated on the basis of the number of shares outstanding on November 10, 2017 (296,319,199).

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the Company’s directors or officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed corporate actions that is not shared by all other holders of the Company’s capital stock. Our Board of Directors and majority stockholders approved the proposed corporate actions on the Record Date. No other security holder entitled to vote at a stockholders’ meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board of Directors.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of such stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders also may address future requests regarding delivery of Information Statements and annual reports by contacting us at the address noted above.

ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of such reports, statements or other information that the Company files at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please telephone the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s filings with the Securities and Exchange Commission also are available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

December 12, 2017 By Order of the Board of Directors

/s/ Carmine T. Biscardi

Name: Carmine T. Biscardi

Title: Chief Executive Officer

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BIGFOOT PROJECT INVESTMENTS INC

2. The articles have been amended as follows: (provide article numbers, if available)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date and time of filing: (optional) Date: 11/28/2017 Time: 10 am
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________
Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15